Securities and Exchange Commission

Washington, DC 20549

Form 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2003

Sterling Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania	17601-4133
(Address of principal executive offices)	(Zip Code)

      Registrant’s Telephone Number, including area code      (717) 581-6030

N/A

(Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant.

Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

Not Applicable.

Item 3.   Bankruptcy or Receivership.

Not Applicable.

Item 4.   Changes in Registrant’s Certifying Accountant.

Not Applicable.

Item 5.   Other Events and Regulation FD Disclosure.

On October 15, 2003, Sterling Financial Corporation completed its acquisition of Church Capital Management, Inc. and Church Capital’s affiliate, Bainbridge Securities, Inc. A copy of the press release announcing the completion of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the completion of the acquisition of Church and Bainbridge, Sterling issued 287,998 shares of its common stock and paid $7.920 million. The cash portion was funded from the proceeds of a trust-preferred securities offering in the second quarter of 2003.

In addition, 192,002 shares of Sterling’s common stock and $5.280 million were placed in escrow, which will be released over the next five years based upon Church and Bainbridge reaching specified performance criteria.

Item 6.   Resignation’s of Registrant’s Directors.

Not Applicable.

Item 7.   Financial Statements, Proforma Financial Information and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits:

99.1	Press Release of Registrant, dated October 15, 2003,

Re: Registrant announces completion of acquisition of Church Capital Management, Bainbridge Securities

Item 8.   Changes in Fiscal Year.

Not Applicable.

Item 9.   Regulation FD Disclosure.

Not Applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING FINANCIAL CORPORATION

		By:	/s/ J. Roger Moyer, Jr. J. Roger Moyer, Jr. President and Chief Executive Officer
DATE	October 15, 2003

EXHIBIT INDEX

		Page Number in Manually
Exhibit		Signed Original

99.1	Press Release of Registrant, dated October 15, 2003, Re: Registrant announces completion of acquisition of Church Capital Management, Bainbridge Securities	5

4